Item 24.b. Exhibit (16)
                                  TOTAL RETURN

                               SBL FUND, SERIES A


Total Return from December 31, 1987, to December 31, 1997. Assuming initial investment of $1,000 at offering price at beginning of period

                                     1,000
                                     ----- = 89.3655 shares
                                     11.19

Ending value of initial investment at December 31, 1997

                 NAV price = 89.3655 shares x 29.39 = 2,626.45.

Ending value of shares received from reinvestment of all dividends

                    NAV = 77.1486 shares x 29.39 = 2,267.40.

Total ending redeemable value:   2,626.45
                                 2,267.40
                                 --------
                                 4,893.85

Total Return:     4,893.85 - 1,000 = 3,893.85

                                    3,893.85
                                    -------- = 389.39%
                                      1,000    ------

              SBL FUNDS' 1, 5 AND 10-YEAR AVERAGE ANNUAL RETURN

                             AS OF DECEMBER 31, 1997
Series A

     1 Year                      +28.72%
                                 ------
                    1000        (1+T) 1             =       1,287.178
                                (1+T) 1             =        1.287178
                                  1+T               =        1.287178
                                    T               =         .2872
     5 Year                      +19.29%
                                 ------
                    1000        (1+T) 5             =       2,415.29
                               ((1+T) 5)1/5         =       (2.41529)1/5
                                  1+T               =        1.1929
                                    T               =         .1929
     10 Year                     +17.21%
                                 ------
                    1000        (1+T) 10            =       4,893.85
                               ((1+T) 10)1/10       =       (4.89385)1/10
                                  1+T               =        1.1721
                                    T               =         .1721

Series B
     1 Year                      +26.50%
                                 ------
                    1000        (1+T) 1             =     1,264.99
                                (1+T) 1             =      1.26499
                                  1+T               =      1.26499
                                    T               =       .2650
     5 Year                      +15.65%
                                 ------
                    1000        (1+T) 5             =     2,068.54
                               ((1+T) 5)1/5         =     (2.06854)1/5
                                  1+T               =      1.1565
                                    T               =       .1565
     10 Year                     +16.05%
                                 ------
                    1000        (1+T) 10            =     4,432.19
                               ((1+T) 10)1/10       =     (4.43219)1/10
                                  1+T               =      1.1605
                                    T               =       .1605
Series C
     1 Year                      +5.18%
                                 -----
                    1000        (1+T) 1             =      1,051.78
                                (1+T) 1             =       1.05178
                                  1+T               =        .05178
                                    T               =        .0518
     5 Year                      +3.72%
                                 -----
                    1000        (1+T) 5             =     1,200.60
                               ((1+T) 5)1/5         =     (1.20060)1/5
                                  1+T               =      1.0372
                                    T               =       .0372
     10 Year                     +5.92%
                                 -----
                    1000        (1+T) 10            =     1,776.76
                               ((1+T) 10)1/10       =     (1.77676)1/10
                                  1+T               =      1.0592
                                    T               =       .0592
Series D
     1 Year                      +6.45%
                                 -----
                    1000        (1+T) 1             =     1,064.52
                                (1+T) 1             =      1.06452
                                  1+T               =      1.06452
                                    T               =       .0645
     5 Year                      +13.38%
                                 ------
                    1000        (1+T) 5             =     1,873.41
                                (1+T) 5             =      1.87341
                               ((1+T) 5)1/5         =     (1.87341)1/5
                                  1+T               =      1.1338
                                    T               =       .1338
     10 Years                    +4.28%
                                 -----
                    1000        (1+T) 10            =     1,520.48
                                (1+T) 10            =      1.52048
                               ((1+T) 10)1/10       =     (1.52048)1/10
                                  1+T               =      1.0428
                                    T               =       .0428
Series E
     1 Year                      +10.03%
                                 ------
                    1000        (1+T) 1             =     1,100.33
                                (1+T) 1             =      1.10033
                                  1+T               =       .1003
                                    T               =       .1003
     5 Year                      +6.31%
                                 -----
                    1000        (1+T) 5             =     1,358.08
                                (1+T) 5             =      1.35808
                               ((1+T) 5)1/5         =     (1.35808)1/5
                                  1+T               =      1.0631
                                    T               =       .0631
     10 Years                    +8.13%
                                 -----
                    1000        (1+T) 10            =     2,185.33
                                (1+T) 10            =      2.18533
                               ((1+T) 10)1/10       =     (2.18533)1/10
                                  1+T               =      1.0813
                                    T               =       .0813
Series S
     1 Year                      +22.65%
                                 ------
                    1000        (1+T) 1             =     1,226.51
                                (1+T) 1             =      1.22651
                                  1+T               =      1.22651
                                    T               =       .2265
     5 Years                     +14.92%
                                 ------
                    1000        (1+T) 5             =     2,003.95
                                (1+T) 5             =      2.00395
                               ((1+T) 5)1/5         =     (2.00395)1/5
                                  1+T               =      1.1492
                                    T               =       .1492
     6.6685 Years                +14.44%
                                 ------
 (Since Inception
   May 1, 1991)     1000        (1+T) 6.6685        =     2,459.86
                                (1+T) 6.6685        =      2.45986
                               ((1+T) 6.6685)
                                    1/6.6685        =     (2.45986)1/6.6685
                                  1+T               =      1.1444
                                    T               =       .1444

Series J
     1 Year                      +19.95%
                                 ------
                    1000        (1+T) 1             =     1,199.49
                                (1+T) 1             =      1.19949
                                  1+T               =      1.19949
                                    T               =       .1995
     5 Years                     +12.78%
                                 ------
                    1000        (1+T) 5             =     1,824.64
                                (1+T) 5             =      1.82464
                               ((1+T) 5)1/5         =     (1.82464)1/5
                                  1+T               =      1.1278
                                    T               =       .1278
     5.25 Years                  +16.95%
                                 ------
 (Since Inception
 October 1, 1992)   1000        (1+T) 5.25          =     2,275.33
                                (1+T) 5.25          =      2.27533
                               ((1+T) 5.25)1/5.25   =     (2.27533)1/5.25
                                  1+T               =      1.1695
                                    T               =       .1695
Series K
     1 Year                      +5.37%
                                 -----
                    1000        (1+T) 1             =     1,053.69
                                (1+T) 1             =      1.05369
                                  1+T               =      1.05369
                                    T               =       .0537
     2.5863 Years                +10.32%
                                 ------
 (Since Inception
   June 1, 1995)    1000        (1+T) 2.5863        =     1,289.10
                                (1+T) 2.5863        =      1.28910
                               ((1+T) 2.5863)
                                    1/2.5863        =     (1.28910)1/2.5863

                                  1+T               =      1.1032
                                    T               =       .1032

Series M
     1 Year                      +6.16%
                                 -----
                    1000        (1+T) 1             =     1,061.59
                                (1+T) 1             =      1.06159
                                  1+T               =      1.06159
                                    T               =       .0616
     2.5863 Years                +10.64%
                                 ------
 (Since Inception
   June 1, 1995)    1000        (1+T) 2.5863        =     1,298.83
                                (1+T) 2.5863        =      1.29883
                               ((1+T) 2.5863)
                                    1/2.5863        =     (1.29883)1/2.5863
                                  1+T               =      1.1064
                                    T               =       .1064
Series N
     1 Year                      +18.43%
                                 ------
                    1000        (1+T) 1             =     1,184.32
                                (1+T) 1             =      1.18432
                                  1+T               =      1.18432
                                    T               =       .1843
     2.5863 Years                +14.94%
                                 ------
 (Since Inception
   June 1, 1995)    1000        (1+T) 2.5863        =     1,433.41
                                (1+T) 2.5863        =      1.43341
                               ((1+T) 2.5863)
                                    1/2.5863        =     (1.43341)1/2.5863
                                  1+T               =      1.1494
                                    T               =       .1494

Series O
     1 Year                      +28.40%
                                 ------
                    1000        (1+T) 1             =     1,284.03
                                (1+T) 1             =      1.28403
                                  1+T               =      1.28403
                                    T               =       .2840
     2.5863 Years                +25.61%
                                 ------
 (Since Inception
   June 1, 1995)    1000        (1+T) 2.5863        =     1,803.36
                                (1+T) 2.5863        =      1.80336
                               ((1+T) 2.5863)
                                    1/2.5863        =     (1.80336)1/2.5863
                                  1+T               =      1.2561
                                    T               =       .2561
Series P
     1 Year                      +13.37%
                                 ------
                    1000        (1+T) 1             =     1,133.72
                                (1+T) 1             =      1.13372
                                  1+T               =      1.13372
                                    T               =       .1337
     1.4055 Year                 +14.34%
                                 ------
 (Since Inception
  August 5, 1996)   1000        (1+T) 1.4055        =     1,207.70
                                (1+T) 1.4055        =      1.20770
                               ((1+T) 1.4055)
                                    1/1.4055        =     (1.20770)1/1.4055
                                  1+T               =      1.1434
                                    T               =       .1434
Series V
     1 Year                      +31.30%
                                 ------
 (Since Inception
   May 1, 1997)     1000        (1+T) 1             =     1,313.00
                                (1+T) 1             =      1.31300
                                  1+T               =      1.3130
                                    T               =       .3130

Series X
     1 Year                      +1.61%
                                 ------
 (Since Inception
October 15, 1997 to 1000        (1+T) 1             =     1,016.00
February 28, 1998)              (1+T) 1             =      1.01600
                                  1+T               =      1.0160
                                    T               =       .0160

                                    SERIES C

              MONEY MARKET YIELD FIGURES AS OF DECEMBER 31, 1997


CURRENT 7-DAY YIELD

(.0001216)      (365)
---------     --------
(   1    )    (  7   )       =         .0444     =        4.44%

Determined by computing the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical account having a balance of one share at the beginning of the period and dividing the change by the value of the account at the beginning of the period to obtain a return, and multiplying the return by 365/7.

EFFECTIVE 7-DAY YIELD
            365/7
[(1.00085123     )] - 1 = .045382 = 4.54%

Determined by computing the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical account having a balance of one share at the beginning of the 7-day period and compounding the return by adding 1, raising the sum to a power equal to 365/7 and subtracting 1 from the result.